Exhibit 24.1

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Canopy Growth Corporation

Date: June 1, 2020	By:	/s/ David Klein
David Klein
Chief Executive Officer (Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Klein and Michael Lee, and each of them, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Klein	Director and Chief Executive Officer (Principal Executive Officer)	June 1, 2020
David Klein

/s/ Michael Lee	Chief Financial Officer (Principal Financial Officer)	June 1, 2020
Michael Lee

/s/ Thomas Stewart	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 1, 2020
Thomas Stewart

/s/ Robert Hanson	Director	June 1, 2020
Robert Hanson

/s/ David Lazzarato	Director	June 1, 2020
David Lazzarato

/s/ William Newlands	Director	June 1, 2020
William Newlands

/s/ Judy Schmeling	Director, Chair	June 1, 2020
Judy Schmeling

/s/ Theresa Yanofsky	Director	June 1, 2020
Theresa Yanofsky

LEGAL_US_E # 148404195.2